SCHEDULE A
TO THE ARRANGEMENT AGREEMENT DATED APRIL 30, 2012
BETWEEN HSE INTEGRATED LTD., DXP CANADA ENTERPRISES LTD.
AND DXP ENTERPRISES, INC.

PLAN OF ARRANGEMENT UNDER SECTION 193
OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

(AMENDED AS OF AND EFFECTIVE JUNE 28, 2012)

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended from time to time;

"Acquiror" means DXP Canada Enterprises Ltd., a corporation existing under the Business Corporations Act (British Columbia), S.B.C. c. 57, as amended from time to time, and a wholly-owned subsidiary of DXP;

"Arrangement" means the arrangement under the provisions of section 193 of the ABCA on the terms and conditions set forth in this Plan of Arrangement, subject to any amendments or modifications hereto made in accordance with section 8.5 of the Arrangement Agreement and Article 5 hereof or the direction of the Court in the Final Order;

"Arrangement Agreement" means the arrangement agreement dated April 30, 2012 between DXP, Acquiror and HSE providing for, among other things, the Arrangement, to which this Plan of Arrangement is attached as Schedule A, and all amendments, modifications and supplements thereto;

"Arrangement Resolution" means the special resolution passed by the HSE Shareholders at the HSE Meeting approving the Arrangement;

"Business Day" means any day other than a Saturday, Sunday or a day on which banks in Calgary, Alberta are authorized or required by law to be closed for business;

"Cash-Out Election" means an election in respect of an HSE Option pursuant to which an HSE Optionholder has duly elected (pursuant to the election form forwarded by HSE to HSE Optionholders or in such other manner as is reasonably acceptable to HSE and Acquiror) to receive, in lieu of HSE Shares, cash from HSE in accordance with Subsection 2.2(c);

"Court" means the Court of Queen’s Bench of Alberta;

"Depositary" means CIBC Mellon Trust Company at its principal office in Calgary;

"Dissent Rights" means the right of a registered HSE Shareholder to dissent in respect of the Arrangement Resolution pursuant to the procedures set forth in section 191 of the ABCA, Section 3.1, the Interim Order and the Final Order;

"Dissenting Shareholder" means a registered HSE Shareholder who exercises such holder's Dissent Rights;

"DXP" means DXP Enterprises, Inc., a corporation incorporated under the laws of the State of Texas;

"Effective Date" means the date the Arrangement is effective under the ABCA;

"Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which an appeal may be made;

"HSE" means HSE Integrated Ltd., a corporation existing under the ABCA;

“HSE Debenture Indenture” means the convertible debenture indenture dated as of December 17, 2010 between HSE and BNY Trust Company of Canada providing for issuance of the HSE Debentures;

“HSE Debentures” means the outstanding convertible debentures issued by HSE pursuant to the HSE Debenture Indenture;

"HSE Meeting" means the special meeting of HSE Shareholders to be held for the purpose of considering the Arrangement Resolution, and any adjournment(s) or postponement(s) thereof;

"HSE Option" means an option to acquire HSE Shares duly granted prior to the Effective Date pursuant to the HSE Option Plan;

"HSE Option Plan" means the existing stock option plan of HSE, which was most recently ratified by HSE’s Shareholders on May 14, 2010;

"HSE Optionholder" means a holder of HSE Options;

"HSE Shareholder" means a registered or beneficial holder of HSE Shares;

"HSE Shares" means the common shares in the capital of HSE;

"Interim Order" means the interim order of the Court providing for, among other things, the calling and holding of the HSE Meeting;

"Letter of Transmittal" means the letter of transmittal forwarded by HSE to HSE Shareholders, together with the management proxy circular in respect of the HSE Meeting, or such other equivalent form of letter of transmittal reasonably acceptable to HSE, DXP and Acquiror;  and

"Plan of Arrangement" means this plan of arrangement, including the recitals and appendices hereto and includes any agreement or instrument supplementary or ancillary hereto.

1.2	Construction

In this Plan of Arrangement, unless otherwise expressly stated or the context otherwise requires:

(a)	references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Plan of Arrangement and not to any particular Article, Section or Subsection;

(b)	references to an "Article", "Section" or "Subsection" are references to an Article, Section or Subsection of this Plan of Arrangement;

(c)
words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders, and references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, bodies politic and other entities, all as may be applicable in the context;

(d)	the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e)
the word "includes" or "including", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

(f)
a reference to a statute or code includes every regulation made pursuant thereto, all amendments to the statute or code or to any such regulation in force from time to time, and any statute, code or regulation which supplements or supersedes such statute, code or regulation; and

(g)	if the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.3	Currency

All references to currency herein are to Canadian dollars unless otherwise specified.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to the provisions of the Arrangement Agreement and constitutes an arrangement as referred to in section 193 of the ABCA.  This Plan of Arrangement will become effective at, and binding at and after, the Effective Time on HSE, DXP, the Acquiror, the HSE Shareholders, the HSE Optionholders and the holders of HSE Debentures.

2.2	The Arrangement

Commencing at the Effective Time, the following shall occur and be deemed to occur in the following order without any further act or formality, with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)
Acquiror (or one of its Affiliates (as defined in the ABCA)) shall provide and concurrently fund a loan to HSE in an amount equal to the aggregate amount payable by HSE pursuant to Subsection 2.2(d), with such loan to be evidenced by a demand promissory note issued by HSE to the relevant lender.

(b)
The HSE Shares held by Dissenting Shareholders who have exercised Dissent Rights which remain valid immediately prior to the Effective Time shall, as of the Effective Time, be deemed to have been transferred to the Acquiror and cancelled and cease to be outstanding, and as of the Effective Time, such Dissenting Shareholders shall cease to have any rights as HSE Shareholders other than the right to be paid the fair value of their HSE Shares.

(c)
Each HSE Option, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement.

(d)
Each HSE Option in respect of which a valid Cash-Out Election has been made shall be transferred by the HSE Optionholder making such election to HSE in exchange for a cash payment from HSE equal to the amount (if any) by which $1.80 exceeds the exercise price thereof.

(e)
Each HSE Option that has not been duly exercised by an HSE Optionholder prior to the Effective Time and in respect of which a valid Cash-Out Election has not been made shall be transferred by such HSE Optionholder to Acquiror in exchange for a cash payment from Acquiror equal to the amount (if any) by which $1.80 exceeds the exercise price thereof.

(f)
Following the transfers contemplated by Subsections 2.2(d) and 2.2(e), all HSE Options (whether or not then vested) and the HSE Option Plan shall be cancelled and terminated and HSE shall have no liabilities or obligations with respect to any HSE Options or the HSE Option Plan, except pursuant to Subsections 2.2(d) and 2.2(e).

(g)	Each HSE Share (other than those held by Dissenting Shareholders) shall be transferred to and acquired by Acquiror in exchange for a cash payment of $1.80 per Common Share.

(h)
In respect of each HSE Share transferred pursuant to Section 2.2(g), the name of the HSE Shareholder shall be removed from the register of HSE Shareholders and the name of Acquiror shall be added to the register of HSE Shareholders.

2.3	HSE Debentures

Any HSE Debentures which have not been validly converted into HSE Shares prior to the Effective Time will be redeemed as at the Effective Time by HSE pursuant to the provisions of the HSE Debenture Indenture.

ARTICLE 3

RIGHTS OF DISSENT

3.1	Rights of Dissent

Registered holders of HSE Shares may exercise Dissent Rights pursuant to and in the manner set forth in section 191 of the ABCA and in this Section 3.1 in connection with the Arrangement Resolution as the same may be modified by the Interim Order or the Final Order; provided that, notwithstanding subsection 191(5) of the ABCA, the written objection to the Arrangement Resolution referred to in subsection 191(5) of the ABCA must be received by HSE before 5:00 p.m. (Calgary time) on the fifth Business Day preceding the HSE Meeting.  Registered holders of HSE Shares who duly exercise such Dissent Rights and who:

(a)
are ultimately entitled to be paid the fair value of their HSE Shares shall be deemed to have transferred such shares to Acquiror at the Effective Time notwithstanding the provisions of Section 191 of the ABCA; or

(b)
are ultimately not entitled to be paid the fair value for their HSE Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting HSE Shareholder as at and from the Effective Time, but in no case shall HSE, DXP, Acquiror or any other person be required to recognize such holders as holders of HSE Shares after the Effective Time, and the names of such holders shall be deleted from the register of HSE Shareholders as of the Effective Time. In addition to any other restrictions in section 191 of the ABCA, none of the following shall be entitled to exercise Dissent Rights: (i) HSE Optionholders; and (ii) HSE Shareholders who vote in favour of the Arrangement Resolution.  A holder of HSE Shares may only exercise Dissent Rights in respect of all, and not less than all, of its HSE Shares.

ARTICLE 4

PAYMENT OF CONSIDERATION

4.1	Exchange of Certificates for Cash

On the Effective Date, Acquiror shall deposit cash in immediately available funds (at Calgary) with the Depositary for the benefit of HSE Shareholders, in an amount sufficient to pay the aggregate consideration payable pursuant to Subsection 2.2(g).  From and after the deposit of such cash, the Depositary shall be considered to hold such funds for the sole benefit of the HSE Shareholders.  Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding HSE Shares that were exchanged for cash under this Plan of Arrangement, together with a duly completed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate or other instrument shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, within three Business Days, a cheque representing the consideration which such holder has the right to receive pursuant to Section 2.2(g).

Such cheques shall be:

(a)
forwarded by first class mail, postage pre-paid, to the person and at the address specified in the relevant Letter of Transmittal or, if no address has been specified therein, at the address specified for the particular HSE Shareholder in the register of holders of HSE Shares; or

(b)
if requested by such HSE Shareholder in the Letter of Transmittal, made available or caused to be made available at the Depositary for pick up by such HSE Shareholder.  Cheques mailed pursuant hereto will be deemed to have been delivered at the time of delivery thereof to the post office.

The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned upon such funds shall be for the account of Acquiror.

Until surrendered as contemplated by this Section 4.1, each certificate or other instrument which immediately prior to the Effective Time represented HSE Shares shall be deemed at all times after the Effective Time to represent only the right to receive, upon surrender of such certificates, the payment contemplated by this Section 4.1.

4.2	Lost Certificates

In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding HSE Shares transferred pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder's Letter of Transmittal.  When authorizing such payment in exchange for such lost, stolen or destroyed certificate, the person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such cash, give a bond satisfactory to Acquiror and the Depositary in such sum as Acquiror, acting reasonably, may direct, or otherwise indemnify Acquiror in a manner satisfactory to Acquiror, acting reasonably, against any claim that may be made against Acquiror in respect of the certificate alleged to have been lost, stolen or destroyed.

4.3	Payment to HSE Optionholders

As soon as reasonably practicable but in any event within three Business Days after the Effective Date, HSE and/or Acquiror, as applicable, shall forward or cause to be forwarded to each HSE Optionholder who is entitled to be paid consideration pursuant to Subsections 2.2(d) or 2.2(e), a cheque representing the consideration to which such HSE Optionholder is entitled pursuant to Subsections 2.2(d) or 2.2(e).  Such cheques shall be:

(a)	forwarded by first class mail, postage pre-paid, or by courier, to the person and at the address specified for the particular HSE Optionholder in the register of holders of HSE Options; or

(b)	if requested by such HSE Optionholder in the Letter of Transmittal or election form, hand delivered to such HSE Optionholder.

4.4	Extinction of Rights

If any HSE Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing HSE Shares (or an affidavit of loss and bond or other indemnity pursuant to Section 4.2), together with such other documents or instruments required to effect the transfer of HSE Shares, on or before the sixth anniversary of the Effective Date, such HSE Shareholder shall be deemed to have donated and forfeited to Acquiror any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such HSE Shareholder to which such HSE Shareholder is entitled.

At and after the Effective Time, any certificate formerly representing Shares shall represent only the right to receive the consideration provided in Subsection 2.2(f) or Section 3.1 in accordance with the Plan of Arrangement; provided that such certificates shall, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and shall be deemed to have been surrendered to Acquiror and shall be cancelled.

4.5	Withholding Rights

HSE, Acquiror and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of HSE Shares or HSE Options such amounts as HSE, Acquiror or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of applicable federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the HSE Shares or HSE Options in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 5

AMENDMENTS

5.1	Amendments to Plan of Arrangement

(a)
HSE reserves the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be:

(i)	set out in writing;

(ii)	approved by DXP;

(iii)	filed with the Court and, if made following the HSE Meeting, approved by the Court; and

(iv)	communicated to the HSE Shareholders if and as required by the Court.

(b)
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by HSE at any time prior to the HSE Meeting (provided that DXP shall have consented thereto) with or without any other prior notice or communication and if so proposed and accepted by the persons voting at the HSE Meeting (other than as may be required under the Interim Order) shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the HSE Meeting shall be effective only if it is consented to by each of HSE and DXP, and if required by the Court, it is consented to by the securityholders of HSE voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by DXP, provided that it concerns a matter which, in the reasonable opinion of DXP, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former HSE Shareholder, HSE Optionholder or holder of HSE Debentures.

ARTICLE 6

FURTHER ASSURANCES

6.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.  DXP and HSE may agree not to implement this Plan of Arrangement, notwithstanding the passing of the Arrangement Resolution and receipt of the Final Order.

Davis:11716688.3